AMERICAN LAWYER MEDIA, INC.                                Filing Date: 07/12/02



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 1
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          JULY 12, 2002 (MAY 1, 2002)
                Date of Report (Date of earliest event reported)

                           AMERICAN LAWYER MEDIA, INC.
             (Exact name of registrant as specified in its charter)



    DELAWARE                       333-50117                     13-3980414
(State or other              (Commission File No.)            (I.R.S. Employer
jurisdiction of                                              Identification No.)
 incorporation)

          345 PARK AVENUE SOUTH
           NEW YORK, NEW YORK                                           10010
(Address of principal executive offices)                              (Zip Code)


                                 (212) 779-9200
              (Registrant's telephone number, including area code)

                                      NONE
          (Former Name or Former Address, if Changed Since Last Report)

AMERICAN LAWYER MEDIA, INC.                                Filing Date: 07/12/02


         Items 2 and 7 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2002 are hereby amended to read in their entirety as follows.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Except as expressly indicated or unless the context otherwise requires, "American Lawyer Media", "we", "our", or "us" means American Lawyer Media, Inc., a Delaware corporation, and its subsidiaries.

         On May 1, 2002, American Lawyer Media Holdings, Inc. ("ALM Holdings"), our parent, completed an acquisition of Law.com, Inc., a Delaware corporation ("LCI"). LCI's sole asset at the time of the acquisition was all of the outstanding membership interests of Law.com Content, LLC ("Law.com Content"). Law.com Content provides web content and seminars for the legal industry. Prior to the acquisition of LCI, LCI's RealLegal legal applications services business was spun off as a new entity, RealLegal, LLC ("Real Legal"), to the shareholders of LCI.

         ALM Holdings acquired LCI through the acquisition of all of the 1,707,790 shares of outstanding common stock of LCI from U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Industrial and Financial Investments Co. and Kuwait Financial Centre, S.A.K. in exchange for an aggregate of 120,030 shares of ALM Holdings common stock, par value $0.01 per share. U.S. Equity Partners, L.P. and U.S. Equity Partners (Offshore), L.P. and their affiliates own substantially all of ALM Holdings common stock.

         After completion of the acquisition of LCI, ALM Holdings contributed all the outstanding shares of capital stock of LCI to us, as a capital contribution. LCI and its subsidiaries will operate as our subsidiaries.

         A copy of the press release announcing the transaction is attached as
Exhibit 99.1 to this report and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Audited financial statements of Law.com Content.

         Law.com Content's audited financial statements as of and for the year ended December 31, 2001 and the notes thereto and the unaudited financial statements as of March 31, 2002 and for the three months ended March 31, 2002 and 2001 are attached as pages 5 through 21.

(b)  Pro forma financial information.

         An introduction to our pro forma consolidated financial statements is described on page 22. The unaudited pro forma statements of consolidated operations for the year ended December 31, 2001 and the three months ended March 31, 2002, and an unaudited pro forma consolidated balance sheet at March 31, 2002, along with a description of all pro forma adjustments, are included on pages 23 through 27.


(c)  Exhibits

         Exhibit 2.1 Stock Purchase Agreement dated as of May 1, 2002, by and among American Lawyer Media Holdings, Inc.,
                           Law.com, Inc., U.S. Equity Partners, LP, U.S. Equity
                           Partners (Offshore), L.P. Industrial and Financial
                           Investments Co. and Kuwait Financial Centre, S.A.K.
                           (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of American Lawyer Media,
                           Inc. filed with the Securities and Exchange
                           Commission on May 14, 2002 (the "Form 8-K"))

         Exhibit 10.11     Operating Agreement dated May 1, 2002 between
                           American Lawyer Media, Inc. and RealLegal, LLC.*

         Exhibit 10.12     Credit Agreement dated as of May 1, 2002 among The
                           New York Law Publishing Company, American Lawyer
                           Media Holdings, Inc. and American Lawyer Media, Inc., as Credit Parties, The Lenders Signatory thereto from time to time, as Lenders, and General Electric
                           Capital Corporation, as Agent and Lender
                           (incorporated by reference to Exhibit 10.1 to the Form 8-K)

         Exhibit 99.1      Press Release dated May 1, 2002: American Lawyer
                           Media Expands with Integration of Law.com Online
                           Content and Seminar Businesses. (incorporated by reference to Exhibit 99.1 to the Form 8-K)

AMERICAN LAWYER MEDIA, INC.                                Filing Date: 07/12/02

         Exhibit 99.2      Press Release dated May 1, 2002: American Lawyer
                           Media Finalizes $40MM Credit Line with General
                           Electric Capital Corporation (incorporated by reference to Exhibit 99.2 to the Form 8-K).

         *Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

AMERICAN LAWYER MEDIA, INC.                                Filing Date: 07/12/02


                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
American Lawyer Media, Inc.

We have audited the accompanying balance sheet of Law.com Content, LLC (a Delaware limited liability company), formerly Law.com Holdings, Inc. ("Law.com Content"), a wholly owned subsidiary of Law.com, Inc. ("LCI"), as of December 31, 2001, and the related statements of operations, changes in member's equity, and cash flows for the year then ended. These financial statements are the responsibility of Law.com Content's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Law.com Content as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



Burr, Pilger & Mayer LLP



San Francisco, California
June 14, 2002

AMERICAN LAWYER MEDIA, INC.                                Filing Date: 07/12/02


             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2001


ASSETS
Current assets:
Cash and cash equivalents ........................      $   930,465
Accounts receivable, net of allowance for
   doubtful accounts and returns of $40,415 ......          869,909
Prepaid expenses .................................           32,298
                                                        -----------
  Total current assets ...........................        1,832,672
Restricted cash ..................................        1,410,468
Property, plant and equipment, net ...............        3,710,842
Goodwill, net of accumulated amortization of
   $585,743 ......................................        2,928,717
Intangible assets, net of accumulated amortization
   of $28,753 ....................................            8,316
Security deposit .................................          165,804
                                                        -----------
  Total assets ...................................      $10,056,819
                                                        ===========
LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable .................................      $   974,654
Accrued expenses .................................          920,774
Due to related party .............................          411,780
Current portion of deferred income ...............        1,149,172
Current portion of capital lease payable .........          115,862
Notes payable to related party ...................          375,678
                                                        -----------
 Total current liabilities .......................        3,947,920
                                                        -----------
Long term portion of deferred income, net
   of current portion ............................           69,007
Long term portion of capital lease payable, net
   of current portion ............................           23,955
                                                        -----------
Total liabilities ................................        4,040,882
                                                        -----------

Member's equity ..................................        6,015,937
                                                        -----------
  Total liabilities and member's equity ..........      $10,056,819
                                                        ===========


   The accompanying notes are an integral part of these financial statements.

AMERICAN LAWYER MEDIA, INC.                                Filing Date: 07/12/02


             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                   STATEMENT OF OPERATIONS FOR THE YEAR ENDED
                                DECEMBER 31, 2001



NET REVENUES:
Advertising ......................   $  4,972,184
Subscription .....................        821,500
Ancillary products and services ..        244,754
                                     ------------

  Total net revenues .............      6,038,438

OPERATING EXPENSES:
Editorial ........................      2,393,988
Production and distribution ......      1,405,993
Selling ..........................      7,419,516
General and administrative .......      7,091,852
Depreciation and amortization ....      2,103,013
                                     ------------

  Total operating expenses .......     20,414,362
                                     ------------

  Operating loss .................    (14,375,924)

Other income (expense):
Interest income ..................        329,534
Interest expense .................        (18,126)
Other expense ....................        (27,504)
                                     ------------

  Total other income .............        283,904
                                     ------------

  Net loss .......................   $(14,092,020)
                                     ============


   The accompanying notes are an integral part of these financial statements.

AMERICAN LAWYER MEDIA, INC.                                Filing Date: 07/12/02


             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                     STATEMENT OF CHANGES IN MEMBER'S EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                       COMMON STOCK            ADDITIONAL
                                       ------------
                                                  PAR           PAID-IN           ACCUMULATED         MEMBER'S
                                    SHARES       VALUE          CAPITAL             DEFICIT            EQUITY              TOTAL
                                    ------       -----          -------             -------            ------              -----
Balance at January 1, 2001 ....        100       $    1       $ 66,396,614       $(46,288,658)      $         --       $ 20,107,957
Transfer of equity ............       (100)          (1)       (66,396,614)        46,288,658         20,107,957                 --
Net loss ......................         --           --                 --                 --        (14,092,020)       (14,092,020)
                                  --------       ------       ------------       ------------       ------------       ------------

Balance at December 31, 2001 ..   $     --       $   --       $         --       $         --       $  6,015,937       $  6,015,937
                                  ========       ======       ============       ============       ============       ============


   The accompanying notes are an integral part of these financial statements.

AMERICAN LAWYER MEDIA, INC.                                Filing Date: 07/12/02


             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001



CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..........................................  $(14,092,020)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
Depreciation and amortization .....................     2,103,013
Bad debt expense ..................................       349,493
Written off investments ...........................       728,594
Non-cash revenue from barter transactions .........      (100,000)
  (Increase) decrease in:
Accounts receivable, net ..........................      (201,587)
Prepaid expenses ..................................       435,602
Other assets ......................................        62,027
  Increase (decrease) in:
Accounts payable ..................................    (1,573,444)
Accrued expenses ..................................        (4,949)
Due to related party ..............................      (132,247)
Deferred income ...................................        14,217
                                                     ------------
  Total adjustments ...............................     1,680,719
                                                     ------------
  Net cash used in operating activities ...........   (12,411,301)
                                                     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment .............      (247,988)
Increase in security deposit ......................        (8,701)
Decrease in restricted cash .......................       317,737
                                                     ------------
  Net cash provided by investing activities .......        61,048
                                                     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable to related party .......       375,000
Principal payment on capital lease obligation .....      (157,264)
                                                     ------------
  Net cash provided by financing activities .......       217,736
                                                     ------------
  Net decrease in cash ............................   (12,132,517)
CASH AND CASH EQUIVALENTS, beginning of year ......    13,062,982
                                                     ------------
CASH AND CASH EQUIVALENTS, end of year ............  $    930,465
                                                     ============
SUPPLEMENTAL DISCLOSURES:
Cash paid during the year:
  Interest ........................................  $     18,126
                                                     ============
Non-cash investing activities:
  Investment in exchange for advertising ..........  $    100,000
                                                     ============


The accompanying notes are an integral part of these financial statements.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


1.       ORGANIZATION AND OPERATIONS

Law.com Content, LLC, formerly Law.com Holdings, Inc. ("Law.com Content"), is a Delaware limited liability company and is wholly-owned by Law.com, Inc. ("LCI"). Law.com Content was originally incorporated on June 9, 1999 and began operations on June 21, 1999. On December 31, 2001, Law.com Content converted from a C corporation to a limited liability company. Law.com Content provides information and services to the legal community through its destination web site. Headquartered in San Francisco, Law.com Content was originally a combination of three unique web properties (the "Predecessor Businesses"): LCAP Corp., ("LCAP"), LawStuff, Inc. ("LawStuff") and Professional On Line, Inc. ("POL"). (See Note 2)

At year end, LCI was also the sole owner of RealLegal, LLC ("RealLegal"), a legal applications services business. During 2001, Law.com Content and RealLegal shared common office space and some overhead expenses. At year end, various assets, liabilities and overhead expenses such as insurance, recruiting and marketing were allocated evenly between the two entities for reporting purposes. Management believes this allocation is reasonable based upon revenues and direct expenses of the two entities. Subsequent to year end, LCI was acquired by American Lawyer Media Holdings, Inc. ("ALM Holdings"). (See Note 14) Immediately prior to this transaction, RealLegal was spun off as a separate legal entity.

2.       ACQUISITIONS

On June 21, 1999, Law.com Acquisition Corp. ("LCAC") consummated the acquisition of all of the stock of LCAP, a legal portal delivering information and services via the web.

On June 24, 1999, LCAC purchased the stock of LawStuff, which was an e-commerce company selling products to the legal community. Law.com Content made a decision to discontinue this operation in December 2000 and wound down operations in February 2001. (See Note 13)

On July 27, 1999, LCAC purchased all of the issued and outstanding common stock of POL from ALM Holdings for $1 million in cash. ALM Holdings retained all of the issued and outstanding POL preferred stock. POL consisted of all of ALM Holdings' and its subsidiaries' Internet and electronic commerce business.

Subsequent to the above transactions, LCAC contributed all issued and outstanding capital stock of LCAP, LawStuff and POL to Law.com Holdings, Inc.

In December 1999, LCI redeemed all of the POL preferred stock for $3.75 million plus accrued dividends.

On December 31, 2001, Law.com Holdings, Inc. converted from a C corporation to a limited liability company, Law.com Content. On December 31, 2001, the operating divisions comprising the legal applications services businesses were transferred into RealLegal, LLC and the web content and seminars businesses remained in Law.com Content.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

         The preparation of financial statements in conformity accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

         LCI maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2001, LCI's uninsured cash balances in these accounts totaled $20,076. These accounts are split evenly between Law.com Content and RealLegal. As a result, half of the bank balance noted above, or $10,038, is allocable to Law.com Content.

         LCI maintains cash balances in money market funds. Such balances are not insured. At December 31, 2001, LCI's uninsured cash balances in these funds totaled $2,109,987. These funds are split evenly between Law.com Content and RealLegal. As a result, $1,760,228 of the cash balance noted above is allocable to Law.com Content.

         LCI maintains accounts with various investment firms. The accounts contain cash and securities. Balances are insured up to $500,000 (with a limit of $100,000 for cash) by the Securities Investor Protection Corporation. At December 31, 2001, LCI's uninsured balances in these accounts totaled $289,350. These accounts are split evenly between Law.com Content and RealLegal. As a result, half of the uninsured investment balance noted above, or $144,675, is allocable to Law.com Content.

REVENUE RECOGNITION

         Internet advertising revenues are generated from the placement of display and classified advertisements, as well as directory listings, on Law.com Content's website. Display and classified advertising revenue is recognized upon the release of an advertisement on the website. Directory listing revenue is recognized on a pro-rata basis over the life of the directory listing, generally one year.

         Under a license agreement with ALM Holdings, which terminated on May 1, 2002, LCI receives 5% of the revenue collected by ALM Holdings for print classified advertising that appears on Law.com Content's website. (See Note 6) Revenues earned under this agreement are recognized monthly based on the revenues recognized by ALM Holdings upon release of the related publications.

         Internet subscription revenues are recognized on a pro-rata basis over the life of the subscription, generally one year.

         Online seminar revenues are recognized when the seminar is held in the case of live seminars or upon signup if the seminar already exists in Law.com Content's online seminar catalog. Online seminar revenues are included in ancillary products and services in the accompanying statement of operations.


DEFERRED INCOME AND SUBSCRIPTION RECEIVABLES

         Deferred subscription income results from advance payments or from orders for subscriptions, and is amortized on a straight-line basis over the life of the subscription as issues are served. Subscription receivables for unpaid orders of $46,316 are included in accounts receivable in the accompanying balance sheet at December 31, 2001. Deferred items not expected to be recognized within one year are considered long-term. Deferred advertising income results from advance payments or from orders for advertising, and is recognized as the advertising is served.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING AND PROMOTION COSTS

      Advertising and promotion costs totaled approximately $1,515,000 for the year ended December 31, 2001. These costs are expensed as the related advertisement or campaign is released.

ADVERTISING REVENUE AND EXPENSE FROM BARTER TRANSACTIONS

      Law.com Content had several non-cash, advertising barter transactions with various other companies in 2001. Law.com Content recognizes the fair market value of the services exchanged as revenue and an offsetting equal expense or asset. These transactions resulted in approximately $677,000 in non-cash revenue which was offset by approximately $250,000 in non-cash investments which were barter transactions in exchange for equity and approximately $427,000 in non-cash expenses in 2001.

CASH AND CASH EQUIVALENTS

      Law.com Content considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

ACCOUNTING FOR LONG-LIVED ASSETS

      In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of", Law.com Content periodically reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment of long-lived assets exists if, at a minimum, the future expected cash flows (undiscounted and without interest charges) from an entity's operations are less than the carrying value of these assets. Law.com Content does not believe that any such impairment has occurred, other than certain barter transactions in exchange for equity in the amount of $728,594 which were written off in 2001. This statement was superseded by SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (See Note 3 "New Accounting Pronouncements").

PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Significant improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method over the following estimated useful lives:

               Furniture, machinery, and equipment          5 years
               Computer equipment and software              3 years
               Leasehold improvements                       7 years
               Web development                              3 years

Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life.

RESTRICTED CASH

      LCI maintains a restricted cash account as a letter of credit related to LCI's San Francisco office. The amount required to be held in the account decreases each year based on the lease agreement. (See Note 7)

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

WEB DEVELOPMENT

      In accordance with Statement of Position (SOP) 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", issued by the American Institute of Certified Public Accountants (AICPA), Law.com Content capitalizes costs associated with web development, or the building of its web site. Costs incurred in the preliminary project stage are expensed as incurred. Costs incurred in the development stage are capitalized. Costs incurred for maintenance, upgrades and enhancements are expensed as incurred. During 2001, all costs related to the web site were expensed. Costs capitalized in prior years are stated at cost less accumulated amortization and are amortized on a straight-line basis over an estimated useful life of three years.

GOODWILL

      Goodwill represents the excess of purchase price over the fair value of net assets acquired. It is stated at cost less accumulated amortization and is amortized on a straight-line basis over an average fifteen-year useful life.

INTANGIBLE ASSETS

      Intangible assets consist principally of several domain names, including "Law.com." They are stated at cost less accumulated amortization and are amortized on a straight-line basis over an estimated useful life of three years.

NEW ACCOUNTING PRONOUNCEMENTS

      On June 30, 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and eliminates the pooling method of accounting. With adoption of SFAS No. 142, effective January 1, 2002, goodwill will no longer be subject to amortization over its estimated useful life. However, goodwill will be subject to at least an annual assessment for impairment and more frequently if circumstances indicate a possible impairment. Companies must perform a fair-value-based goodwill impairment test. In addition, under SFAS 142, an acquired intangible asset should be separately recognized if the benefit of the intangible is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged. Intangible assets will be amortized over their useful lives. Law.com Content is assessing the impact of SFAS 142 and is evaluating whether or not there will be an impairment charge in accordance with the adoption of this statement.

      In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets." This statement also supersedes the accounting and reporting provisions of Accounting Principles Board (APB) Opinion 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," relating to the disposal of a segment of a business. SFAS No. 121 did not address the accounting for a segment of a business accounted for as discontinued operations under APB Opinion 30 and therefore two accounting models existed for long-lived assets to be disposed of. SFAS No. 144 established one accounting model for long-lived assets (including those accounted for as a discontinued operation) to be disposed of by sale and resolved certain implementation issues related to SFAS No. 121.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      SFAS No.144 will be effective for fiscal years beginning after December 15, 2001. Law.com Content will adopt SFAS No. 144 in 2002 and is currently assessing the impact it will have on its results of operations and financial position.

INCOME TAXES

      Law.com Content accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carryforwards and for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

      Effective December 31, 2001, Law.com Content converted from a C Corporation to a limited liability company for federal and state income tax purposes. While Law.com Content was a C corporation, it filed consolidated federal and state income tax returns with LCI, its sole stockholder. Subsequent to the conversion, profits and losses from Law.com Content will be reported on the income tax return of the member. The State of California assesses a tax based upon total gross receipts of all reportable sources of revenue.

4.    INCOME TAXES

      Law.com Content accounts for income taxes in accordance with SFAS 109, "Accounting for Income Taxes." Due to Law.com Content's loss position for the year ended December 31, 2001, there was no provision for income taxes during the year.

      A valuation allowance has been recorded for the total deferred tax assets as a result of uncertainties regarding realization of the asset based upon the lack of profitability and the uncertainty of future profitability.

      LCI has Federal net operating loss ("NOL") carryforwards totaling approximately $80 million. These carryforwards will expire between the years 2019 and 2021.

5.    PROPERTY AND EQUIPMENT

      Property and equipment and accumulated depreciation and amortization consisted of the following at December 31, 2001:

                   Leasehold improvements                 $  1,974,181
                   Furniture, machinery and equipment          862,010
                   Computer equipment and software           1,265,856
                   Web development                           2,687,502
                   Equipment held under capital leases         358,861
                                                          ------------
                                                             7,148,410
                   Accumulated depreciation and
                      amortization                          (3,437,568)
                                                          ------------

                   Net property and equipment             $  3,710,842
                                                          ============

      Depreciation expense including amounts related to capital leases charged to operations totaled $1,855,078 for the year ended December 31, 2001. Accumulated amortization for equipment held under capital leases is $217,831 at December 31, 2001.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



5.    PROPERTY AND EQUIPMENT (CONTINUED)

      Amortization expense including amounts related to goodwill and domain name totaled $247,935 for the year ended December 31, 2001.

6.    RELATED PARTY TRANSACTIONS

      LCI and ALM Holdings share common stockholders or members.

      Throughout 2001, Law.com Content had several transactions with ALM. The majority of the payments made by Law.com Content to ALM Holdings during 2001 were related to a license agreement pursuant to which Law.com Content paid ALM Holdings $1,575,000 for the rights to publish, on-line, all of ALM Holdings' published content. In addition, Law.com Content paid approximately $1,752,000 to ALM Holdings for marketing and other expenses. These amounts are included in selling expenses in the accompanying statement of operations.

      The license agreement also provided that ALM Holdings pays Law.com Content 5% of revenue collected by ALM Holdings for all ALM Holdings print classified advertising that appeared on Law.com Content's website and various other revenues. In 2001, this amount totaled $1,491,000 and is included in revenue in the accompanying Statement of Operations.

      The amount due from Law.com Content to ALM was $411,780 at December 31, 2001.

7.    COMMITMENTS AND CONTINGENCIES

      Rent expense, including payments of real estate taxes, insurance and other expenses required under certain leases, amounted to $1,118,303 for the year ended December 31, 2001. Some unused office space was subleased to other tenants under month to month leases, which resulted in sublease income in 2001 of $152,556 which was recorded against rent expense.

      Law.com Content has several software license and maintenance contracts with various vendors as well as several non-cancelable operating leases. At December 31, 2001, minimum rental commitments under non-cancelable operating leases were as follows:

                                 REAL
                                ESTATE        OTHER          TOTAL
                2002          $1,023,903    $  210,670    $1,234,573
                2003             863,268        16,038       879,306
                2004             863,268           708       863,976
                2005             863,268            --       863,268
                2006             791,329            --       791,329
                Thereafter            --            --            --
                              ----------    ----------    ----------

                              $4,405,036    $  227,416    $4,632,452
                              ==========    ==========    ==========

      Law.com Content is involved in a number of legal proceedings which arose in the ordinary course of business. In the opinion of management, the ultimate outcome of these contingencies is not expected to have a material adverse effect on the financial position or results of operations of Law.com Content.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



7.    COMMITMENTS AND CONTINGENCIES (CONTINUED)

      LCI has restricted cash totaling approximately $1.4 million as a letter of credit on its San Francisco office as of December 31, 2001.

8.    OBLIGATIONS UNDER CAPITAL LEASES

      Law.com Content has entered into capital leases for certain equipment. Obligations under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at an interest rate of 10%. Future minimum payments under capital lease obligations are as follows:

                  2002                                 $ 123,317
                  2003                                    24,801
                                                       ---------
                  Total future payments                  148,118
                  Less amount representing interest       (8,301)
                                                       ---------
                  Present value of future payments       139,817
                  Less current portion                  (115,862)
                                                       ---------
                  Non-current portion                  $  23,955
                                                       =========

9.    EMPLOYEE BENEFITS

      LCI offers a 401(k) salary deferral plan which is sponsored by ALM Holdings (the "ALM Holdings Plan"). Participation in the ALM Holdings Plan is available to substantially all of Law.com Content's employees. The ALM Holdings Plan provides for employer matching of employees' contributions, as defined, except that the employee match has been suspended as of January 1, 2002. Law.com Content's contribution to the ALM Holdings Plan for the year ended December 31, 2001 was $68,943.

10.   NOTE PAYABLE TO RELATED PARTY

      In December 2001, LCI borrowed $750,000 aggregate principal amount at an annual interest rate of 6% from U.S. Equity Partners, L.P. and its affiliates. This loan was intended to support both Law.com Content and RealLegal. Law.com Content recorded half of this loan on the balance sheet at December 31, 2001. In April 2002, this note and all accrued interest were paid in full.

11.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable. Law.com Content believes that the carrying amount for these accounts approximates fair value due to the near maturity of such financial instruments or the interest rates on these instruments are comparable to market rates.

12.   STOCK OPTIONS

      In December 1999, LCI adopted a Stock Option Plan (the "Plan") granting options to its employees. LCI's Board of Directors designated 1,805,319 unissued shares of common stock for this plan which was intended to cover both Law.com Content and RealLegal.

      The Plan includes vesting provisions wherein rights are fully vested on the fourth anniversary of the grant date. The vesting provision also requires employees to be with LCI for one full year before the options will vest 25% ("one year cliff"). Options granted under the plan are exercisable for a period not to exceed ten years from the option grant date.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



12.   STOCK OPTIONS (CONTINUED)

      Law.com Content applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its stock options plan. Accordingly, no compensation expense has been recognized, as the exercise price has equaled or exceeded the stock fair market value on the date of grant. Compensation expense for the stock option plan determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statement of Financial Standards No. 123, "Accounting for Stock-Based Compensation", was immaterial to Law.com Content's results of operations for the year ended December 31, 2001.

The following table summarizes employee stock option activity for the year ended December 31, 2001:

                                        Number      Weighted Average
                                       of Shares     Exercise Price
                                       ---------     --------------

Outstanding, beginning of period        667,590          $  1.59
Granted                                  75,250             5.00
Exercised                                    --               --
Canceled                                270,962             2.50
                                        -------          -------
Outstanding, end of period              471,878          $  1.62
                                        =======          =======
Eligible for exercise, end of period    252,473          $  1.18
                                        =======          =======
Available for grant, end of period      430,782
                                        =======

The shares available for grant assumes that the total pool of available shares is split evenly between Law.com Content and RealLegal.

A summary of options outstanding as of December 31, 2001 is shown below:

                                           Weighted Average
   Range of           Number of          Remaining Contractual          Number of
Exercise Price   Shares Outstanding   Life of Shares Outstanding   Shares Exercisable
--------------   ------------------   --------------------------   ------------------

     $1.00             391,728                  7 years                  238,010
     $3.00              15,100                8.25 years                   6,463
     $5.00              65,050                  9 years                    8,000

      On May 1, 2002, as a result of the sale of LCI to ALM Holdings, all unexercised options under the Plan related to employees of Law.com Content were cancelled and converted into the right to receive a cash payment equal to $.02 for each share of common stock of LCI subject to such options.

13.   DISCONTINUED OPERATIONS

      In December 2000, Law.com Content made the decision to discontinue LawStuff, its e-commerce operation and completed its wind down in February 2001. Law.com Content recorded the loss in discontinued operations in 2000.

14.   SUBSEQUENT EVENTS AND GOING CONCERN

      The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of Law.com Content as a going concern. However, Law.com Content has sustained substantial operating losses in recent years. In addition, Law.com Content has used substantial amounts of working capital in its operations. Further, at December 31, 2001, current liabilities exceed current assets by $2,114,402.

      In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the continued operations of Law.com Content, which in turn is dependent upon Law.com Content's ability to meet its obligations, and the success of its future operations. Management believes that the purchase of LCI as discussed below and other actions presently being taken to revise

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



14.   SUBSEQUENT EVENTS AND GOING CONCERN (CONTINUED)

Law.com Content's operations provide the opportunity for Law.com Content to continue as a going concern. Additional funding may be provided using ALM Holdings' line of credit if necessary.

      Effective May 1, 2002, LCI was acquired by ALM Holdings. Prior to the acquisition, RealLegal was spun off as a new entity. ALM Holdings acquired LCI through the acquisition of all 1,707,790 shares of outstanding common stock in exchange for an aggregate of 120,030 shares of ALM Holdings common stock, par value $0.01 per share. LCI will operate as a subsidiary of American Lawyer Media, Inc., a wholly-owned subsidiary of ALM Holdings.



--------------------------------------------------------------------------------


      The unaudited balance sheet of Law.com Content as of March 21, 2002 and the related statements of operations and cash flows for the three months ending March 31, 2002 and 2001 follows.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)

                                                                         MARCH 31,
                                                                           2002
                                                                       ------------

Current assets:
Cash and cash equivalents .........................................    $    364,781
Accounts receivable, net of allowance for doubtful accounts
    and returns of $86,143 ........................................         792,392
Prepaid expenses ..................................................         192,378
                                                                       ------------
      Total current assets ........................................       1,349,551
Restricted cash ...................................................       1,174,395
Property, plant and equipment, net of accumulated depreciation
   and amortization of $3,843,314 .................................       3,383,420
Goodwill, net of accumulated amortization of $585,743 .............       2,928,717
Intangible assets net of accumulated amortization of $28,753 ......           8,316
Security deposit ..................................................         165,804
                                                                       ------------

       Total assets ...............................................    $  9,010,203
                                                                       ============
LIABILITIES AND MEMBER'S EQUITY
Current liabilities:

Accounts payable ..................................................    $    820,088
Accrued expenses ..................................................         959,795
Due to related party ..............................................         403,090
Deferred income ...................................................       1,252,218
Current portion of capital lease payable ..........................          87,696
Note payable to related party .....................................       1,412,016
                                                                       ------------
       Total current liabilities ..................................       4,934,903
Long term portion of deferred income, net of current portion ......              --
Long term portion of capital leases payable,
  net of current portion ..........................................          10,168
                                                                       ------------
       Total liabilities ..........................................       4,945,071
                                                                       ------------

Member's equity ...................................................       4,065,132
                                                                       ------------

       Total liabilities and member's equity ......................    $  9,010,203
                                                                       ============

    The accompanying note is an integral part of these financial statements.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)

                                                   FOR THE THREE MONTHS ENDED
                                                            MARCH 31,
                                                 ------------------------------
                                                     2002              2001
                                                 ------------      ------------
REVENUES:
Advertising ................................     $    952,024      $  1,403,406
Subscription ...............................          245,086           183,231
Ancillary products and services ............          156,696            62,645
                                                 ------------      ------------

   Total revenues ..........................        1,353,806         1,649,282
                                                 ------------      ------------
OPERATING EXPENSES:
Editorial ..................................          529,050           438,886
Production and distribution ................          310,712           257,759
Selling ....................................          726,467         2,185,194
General and administrative .................        1,341,456         2,209,284
Depreciation and amortization ..............          391,286           752,281
                                                 ------------      ------------
   Total operating expenses ................        3,298,971         5,843,404
                                                 ------------      ------------
   Operating loss ..........................       (1,945,165)       (4,194,122)

Other income (expense):
Interest income ............................            7,351           205,552
Interest expense ...........................          (12,991)           (5,943)
                                                 ------------      ------------

       Total other (expense) income ........           (5,640)          199,609
                                                 ------------      ------------

   Net loss ................................     $ (1,950,805)     $ (3,994,513)
                                                 ============      ============


    The accompanying note is an integral part of these financial statements.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)

                                                              2002              2001
                                                          ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ............................................     $ (1,950,805)     $ (3,994,513)
Adjustments to reconcile net loss to net cash
 used in operating activities:
Depreciation and amortization .......................          391,286           752,281
Bad debt expense ....................................           69,303            79,540
Written off investments .............................               --           200,037
Non-cash revenue from barter transactions ...........               --          (100,000)
Increase (decrease) in:
Accounts receivable .................................            8,214           (89,983)
Prepaid expenses ....................................         (160,080)         (245,501)
  (Decrease) increase in:
Accounts payable ....................................         (154,566)       (1,496,812)
Accrued expenses ....................................           39,021          (409,812)
Due to related party ................................           (8,690)         (689,375)
Deferred income .....................................           34,039          (379,313)
                                                          ------------      ------------
  Net cash used in operating activities .............       (1,732,278)       (6,373,451)
                                                          ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in security deposit ........................               --            (8,701)
Decrease (increase) in restricted cash ..............          236,073           (23,452)
Acquisition of property and equipment ...............          (63,864)          (94,368)
                                                          ------------      ------------
  Net cash provided by (used in)
    investing activities ............................          172,209          (126,521)
                                                          ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable to related party .........        1,036,338                --
Principal payments on capital lease obligations .....          (41,953)          (37,789)
                                                          ------------      ------------
  Net cash provided by (used in)
    financing activities ............................          994,385           (37,789)
                                                          ------------      ------------
  Net decrease in cash ..............................         (565,684)       (6,537,761)
CASH and cash equivalents, beginning of period ......          930,465        13,062,979
                                                          ------------      ------------
CASH and cash equivalents, end of period ............     $    364,781      $  6,525,218
                                                          ============      ============
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period:

  Interest ..........................................     $     12,991      $      5,943
                                                          ============      ============
Non-cash investing activities:
  Investment in exchange for advertising ............     $         --      $    100,000
                                                          ============      ============

    The accompanying note is an integral part of these financial statements.

             LAW.COM CONTENT, LLC (FORMERLY LAW.COM HOLDINGS, INC.)
                   A WHOLLY-OWNED SUBSIDIARY OF LAW.COM, INC.
                          NOTE TO FINANCIAL STATEMENTS
                                 MARCH 31, 2002



1.       BASIS OF PRESENTATION

         The accompanying unaudited financial statements are presented in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all the disclosures normally required by generally accepted accounting principles and should be read in conjunction with the audited financial statements of Law.com Content for the year-ended December 31, 2001 for additional disclosures including a summary of Law.com Content's accounting policies, which have not significantly changed.

         The information furnished reflects all adjustments (all of which were of a normal recurring nature) which, in the opinion of management, are necessary to fairly present the financial position, results of operations, and cash flows on a consistent basis. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected in the future.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The unaudited pro forma consolidated statements of operations for American Lawyer Media, Inc. for the year ended December 31, 2001 and the three months ended March 31, 2002 give effect to the acquisition of all of the outstanding common stock of LCI as if it had occurred on January 1, 2001. The unaudited pro forma consolidated statement of operations for Law.com Content for the year ended December 31, 2001 includes adjustments to reflect the historical operating results of LCI for the twelve months ended December 31, 2001 excluding Real Legal. In order to properly reflect in these pro forma statements the businesses we acquired in our acquisition of LCI, we have excluded all financial information for Real Legal. The remaining entity financial information relates to Law.com Content and is reflected as such in these pro forma statements. The unaudited pro forma consolidated statement of operations for Law.com Content for the three months ended March 31, 2002 includes adjustments to reflect the historical operating results of LCI for the three months ended March 31, 2002 excluding RealLegal. The unaudited pro forma consolidated balance sheet as of March 31, 2002 gives effect to the acquisition of LCI as if it had occurred on March 31, 2002, based on the purchase method of accounting.

         We believe the accounting used for the pro forma adjustments provides a reasonable basis on which to present the unaudited pro forma consolidated financial statements. The pro forma adjustments do not include any synergies expected to be derived from the transactions. In addition, the pro forma adjustments do not include the pro forma impact of our other acquisitions during 2001 because the impact of such acquisitions is not significant to the consolidated entity. The pro forma statements of consolidated operations and pro forma consolidated balance sheet are unaudited and were derived by combining and adjusting our and Law.com Content's historical consolidated financial statements. THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF OUR CONSOLIDATED RESULTS OF OPERATIONS OR CONSOLIDATED FINANCIAL POSITION HAD THE TRANSACTIONS BEEN CONSUMMATED ON THE DATES ASSUMED AND DO NOT PROJECT OUR CONSOLIDATED RESULTS OF OPERATIONS OR CONSOLIDATED FINANCIAL POSITION FOR ANY FUTURE DATE OR PERIOD.

         The unaudited pro forma consolidated financial statements and accompanying notes thereto should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2002, as well as Law.com Content's historical financial statements as of and for the year ended December 31, 2001 and as of March 31, 2002 and for the three months ended March 31, 2002 and 2001 and the notes thereto included herein.

                           AMERICAN LAWYER MEDIA, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                AT MARCH 31, 2002
                                 (IN THOUSANDS)





                                                                                                                    PRO FORMA
                                                                                                                AMERICAN LAWYER
                                                                  HISTORICAL                                       MEDIA, INC.
                                                                  AMERICAN      HISTORICAL                        CONSOLIDATED
                                                                   LAWYER         LAW.COM        PRO FORMA        WITH LAW.COM
                                                                 MEDIA, INC.    CONTENT, LLC     ADJUSTMENTS       CONTENT, LLC
                                                                 -----------    ------------     -----------       ------------
Current assets:
Cash and cash equivalents ................................        $   2,156         $  365        $     --            $   2,521
Accounts receivable, net of allowance for doubtful
   accounts ..............................................                             792              --               15,222
    and returns ..........................................           14,430
Deferred tax assets, net .................................            3,925             --              --                3,925
Inventories, net .........................................            1,565             --              --                1,565
Other current assets .....................................            2,858            193            (403)(a)            2,648
                                                                  ---------         ------        --------            ---------
         Total current assets ............................           24,934          1,350            (403)              25,881
Property, plant and equipment, net of accumulated
   depreciation ..........................................           10,806          3,383              --               14,189
Intangible assets, net of accumulated
   amortization ..........................................          125,891              8              (8)(b)          125,891
Goodwill, net of accumulated amortization ................          141,041          2,929          (2,929)(b)          160,761
                                                                                                    19,720 (b)               --
Deferred financing costs, net of accumulated
amortization .............................................            4,301             --              --                4,301
Other assets .............................................            2,794          1,340              --                4,134
                                                                  ---------         ------        --------            ---------

         Total assets ....................................        $ 309,767         $9,010        $ 16,380            $ 335,157
                                                                  =========         ======        ========            =========
  LIABILITIES AND STOCKHOLDER'S DEFICIT OR MEMBER'S EQUITY
Current liabilities:
Accounts payable .........................................        $   6,202         $  820        $     --            $   7,022
Accrued expenses .........................................            9,024            960             848(b)            10,832
Accrued interest payable .................................            5,149             --              --                5,149
Deferred income ..........................................           18,904          1,252              --               20,156
Current portion of capital lease payable .................               --             88              --                   88
Other current liabilities ................................              150          1,815            (403)(a)            1,562
                                                                  ---------         ------        --------            ---------
         Total current liabilities .......................           39,429          4,935             445               44,809
Long-term debt:
Revolving credit facility ................................           24,000             --              --               24,000
Senior notes .............................................          175,000             --              --              175,000
                                                                                    ------        --------            ---------
           Total long-term debt ..........................          199,000             --              --              199,000
Deferred income taxes, net ...............................           24,258             --              --               24,258
Long-term portion of capital lease payable ...............               --             10              --                   10
Other non-current liabilities ............................            6,525             --              --                6,525
                                                                  ---------         ------        --------            ---------
         Total liabilities ...............................          269,212          4,945             445              274,602
Stockholder's deficit or member's equity:
Common stock .............................................               --             --              --                   --
Paid-in-capital ..........................................          130,253             --          20,000(b)           150,253
Accumulated deficit ......................................          (89,653)            --              --              (89,653)
Accumulated other comprehensive loss .....................              (45)            --              --                  (45)
Member's equity ..........................................               --          4,065          (4,065)(c)               --
                                                                  ---------         ------        --------            ---------
         Total stockholder's deficit .....................           40,555          4,065          15,935               60,555
                                                                  ---------         ------        --------            ---------
        Total liabilities and stockholder's
        deficit or member's equity .......................        $ 309,767         $9,010        $ 16,380            $ 335,157
                                                                  =========         ======        ========            =========


       See notes to unaudited proforma consolidated financial statements.

                           AMERICAN LAWYER MEDIA, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)



                                                               HISTORICAL                                   PRO FORMA
                                                    -------------------------------                          AMERICAN
                                                                                                          LAWYER MEDIA, INC.
                                             AMERICAN                                                       CONSOLIDATED
                                              LAWYER               LAW.COM           PRO FORMA              WITH LAW.COM
                                             MEDIA INC.          CONTENT, LLC        ADJUSTMENTS             CONTENT, LLC
                                             ----------          ------------        -----------             ------------
NET REVENUES:
Periodicals:
  Advertising ...................            $  85,206             $  4,972             $(3,097)(a)            $  87,081
  Subscription ..................               23,248                  821                (103)(a)               23,966
  Ancillary products and
    services ....................               37,379                  245              (1,611)(a)               36,013
                                             ---------             --------             -------                ---------

 Total net revenues .............              145,833                6,038              (4,811)                 147,060
                                             ---------             --------             -------                ---------

OPERATING EXPENSES:
Editorial .......................               23,000                2,394                  --                   25,394
Production and distribution .....               30,766                1,406                  --                   32,172
Selling .........................               28,436                7,419              (4,775)(a)               31,080
General and administrative ......               39,542                7,092                 (36)(a)               46,598
Depreciation and amortization ...               29,900                2,103               1,179(d)                33,182
                                             ---------             --------             -------                ---------

  Total operating expenses ......              151,644               20,414              (3,632)                 168,426
                                             ---------             --------             -------                ---------

  Operating loss ................               (5,811)             (14,376)             (1,179)                 (21,366)
Interest expense ................              (18,466)                 (18)                 --                  (18,484)
Other (expense) income ..........               (5,436)                 302                  --                   (5,134)
                                             ---------             --------             -------                ---------

  Loss before income taxes ......              (29,713)             (14,092)             (1,179)                 (44,984)

Benefit for income taxes ........               11,804                   --                  --                   11,804
                                             ---------             --------             -------                ---------

  Net loss ......................            $ (17,909)            $(14,092)            $(1,179)               $ (33,180)
                                             =========             ========             =======                =========


       See notes to unaudited proforma consolidated financial statements.

                           AMERICAN LAWYER MEDIA, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2002
                                 (IN THOUSANDS)


                                                                                                      PRO FORMA
                                                       HISTORICAL                                      AMERICAN
                                            -------------------------------                           LAWYER MEDIA,
                                                                                                         INC.
                                            AMERICAN                                                  CONSOLIDATED
                                             LAWYER             LAW.COM            PRO FORMA          WITH LAW.COM
                                            MEDIA, INC.       CONTENT, LLC        ADJUSTMENTS         CONTENT, LLC
                                            -----------       ------------        -----------         ------------
NET REVENUES:
Periodicals:
  Advertising ...................            $ 18,034             $   952             $    --            $ 18,986
  Subscription ..................               5,548                 245                  --               5,793
  Ancillary products and
    services ....................               8,775                 157                  --               8,932
                                             --------             -------             -------            --------
 Total net revenues .............              32,357               1,354                  --              33,711

OPERATING EXPENSES:
Editorial .......................               5,385                 529                  --               5,914
Production and distribution .....               6,535                 311                  --               6,846
Selling .........................               6,795                 726                  --               7,521
General and administrative ......               8,957               1,342                  --              10,299
Depreciation and amortization ...               4,399                 391                  --               4,790
                                             --------             -------             -------            --------

  Total operating expenses ......              32,071               3,299                                  35,370
                                             --------             -------             -------            --------

  Operating income ..............                 286              (1,945)                 --              (1,659)

Interest expense ................              (4,262)                (13)                 --              (4,275)
Other income ....................                   5                   7                  --                  12
                                             --------             -------             -------            --------

  Loss before income taxes ......              (3,971)             (1,951)                 --              (5,922)

Benefit for income taxes ........                 762                  --                  --                 762
                                             --------             -------             -------            --------

  Net loss ......................            $ (3,209)            $(1,951)            $    --            $ (5,160)
                                             ========             =======             =======            ========


      See notes to unaudited pro forma consolidated financial statements.

                  AMERICAN LAWYER MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(a) The pro forma adjustments reflect the elimination of related party transactions between us and Law.com Content.

(b) Except as expressly indicated or unless the context otherwise requires, "American Lawyer Media", "we", "our", or "us" means American Lawyer Media, Inc., a Delaware corporation, and its subsidiaries.

         On May 1, 2002, American Lawyer Media Holdings, Inc. ("ALM Holdings"), our parent, completed the acquisition of Law.com, Inc., a Delaware corporation ("LCI"). LCI's sole asset at the time of the acquisition was all of the outstanding membership interests of Law.com Content, LLC ("Law.com Content"). LCI provides web content and seminars for the legal industry. Prior to the acquisition of LCI, LCI's RealLegal legal applications services business was spun off as a new entity, RealLegal, LLC ("Real Legal"), to the shareholders of LCI.

         ALM Holdings acquired LCI through the acquisition of all of the 1,707,790 shares of outstanding common stock of LCI from U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Industrial and Financial Investments Co. and Kuwait Financial Centre, S.A.K. in exchange for an aggregate of 120,030 shares of ALM Holdings common stock, par value $0.01 per share. The amount of consideration was determined based on independent third party valuations undertaken in March 2002 of ALM Holdings equity and of the web content and seminar businesses of LCI. U.S. Equity Partners, L.P. and U.S. Equity Partners (Offshore), L.P. and their affiliates own substantially all of ALM Holdings common stock.

         After completion of the acquisition of LCI, ALM Holdings contributed all of the outstanding shares of capital stock of LCI to us as a capital contribution. LCI and its subsidiaries will operate as our subsidiaries.

         The following is a summary of the calculation of the purchase price, as described above, as well as the allocation of the purchase price to the value of the net assets acquired (in thousands):


         Purchase consideration (issuance of 120,030 shares
         of our common stock) ......................................     $20,000

         Estimated direct acquisition costs ........................         848
                                                                         -------

         Total estimated purchase price ............................      20,848

         Less: Fair value of net tangible assets of Law.com Content,
         net of related party accounts .............................       1,128
                                                                         -------

         Total excess of purchase price over net assets
         acquired ..................................................     $19,720
                                                                         =======

         For purposes of these pro forma financial statements, we have estimated $848,000 of acquisition related costs which are directly related to the acquisition and are therefore reflected above in the purchase price allocation.

         Law.com Content's financials include a valuation allowance against its net deferred tax assets which consists primarily of net operating losses. The valuation allowance was provided as management was uncertain as to the realizability of these deferred tax assets.

         The purchase price has been allocated based on management's best estimate of the fair value of assets acquired and liabilities assumed based on the historical financial statements of Law.com Content as of March 31, 2002. The excess purchase price over the fair value of net tangible assets acquired has been allocated to goodwill. This adjustment is based upon preliminary estimates to reflect the allocation of purchase price to the acquired assets and liabilities of Law.com Content. The final allocation of the purchase price will be determined based on a comprehensive final evaluation of the values and useful lives of Law.com Content's tangible assets acquired, other direct acquisition costs and excess of purchase price over net assets acquired at the time of the acquisition. The final determination may result in asset and liability amounts that are different than the preliminary estimates of these amounts. For purposes of purchase price allocation, it has been assumed that the value of deferred revenues approximates Law.com Content's historical carrying value. At the acquisition date, the value of Law.com Content's deferred revenues represented the contractual performance obligation based upon the nature of the activities to be performed and the related costs to be incurred. No adjustment to the historical carrying value of net tangible assets has been recorded.

(c)      To eliminate the historical equity of Law.com Content.

(d) To adjust pro forma amortization expense based upon the excess of purchase price over net assets acquired and other intangible assets related to the acquisition of LCI. For purposes of these pro forma financial statements, we have assumed that the excess of purchase price over net assets acquired would be amortized over an estimated useful life of fifteen years in 2001. We believe that a fifteen-year life is consistent with other mergers of a comparable nature. The final allocation of purchase price may result in amortization expense that is different than the preliminary estimate of this amount. The pro forma adjustments represent the difference between the amortization of the $19,720,000 excess of purchase price over net assets acquired over a fifteen year period, and Law.com Content's historical amortization. For purposes of these pro forma financial statements, we have adopted Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangibles", effective January 1, 2002. With the effective date, SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives be no longer amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and periodically reviewed for impairment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  AMERICAN LAWYER MEDIA, INC.

                     July 12, 2002   /s/ WILLIAM L. POLLAK
                                     ------------------------------------------
                                              William L. Pollak
                                     President and Chief Executive Officer


                     July 12, 2002   /s/ STEPHEN C. JACOBS
                                      -----------------------------------------
                                                Stephen C. Jacobs
                                     Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
Exhibit 2.1       Stock Purchase Agreement dated as of May 1, 2002, by and among
                  American Lawyer Media Holdings, Inc., Law.com, Inc., U.S.
                  Equity Partners, LP, U.S. Equity Partners (Offshore), L.P.
                  Industrial and Financial Investments Co. and Kuwait Financial
                  Centre, S.A.K. (incorporated by reference to Exhibit 2.1 to the
                  Current Report on Form 8-K of American Lawyer Media, Inc. filed with the Securities and Exchange Commission on May 14, 2002 (the
                  "Form 8-K"))

Exhibit 10.11     Operating Agreement dated May 1, 2002 between American Lawyer
                  Media, Inc. and RealLegal, LLC.*

Exhibit 10.12     Credit Agreement dated as of May 1, 2002 among The New York Law
                  Publishing Company, American Lawyer Media Holdings, Inc. and
                  American Lawyer Media, Inc., as Credit Parties, The Lenders
                  Signatory thereto from time to time, as Lenders, and General
                  Electric Capital Corporation, as Agent and Lender (incorporated by reference to Exhibit 10.1 to the Form 8-K)

Exhibit 99.1 Press Release dated May 1, 2002: American Lawyer Media Expands with Integration of Law.com Online Content and Seminar
                  Businesses. (incorporated by reference to Exhibit 99.1 to the Form 8-K)

Exhibit 99.2      Press Release dated May 1, 2002: American Lawyer Media
                  Finalizes $40MM Credit Line with General Electric Capital
                  Corporation. (incorporated by reference to Exhibit 99.2 to the Form 8-K)

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment.